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                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 14 1998 which appears on page F-2 of the annual report on Form 10-KSB of Kaleidoscope Media Group Inc. for the year ended December 31, 1997 and to the reference to our firm under the caption "Experts" in the prospectus.


/s/ Paneth, Haber & Zimmerman
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Paneth, Haber & Zimmerman LLP

New York, New York
May 18, 1998